Exhibit 3.2

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/20/2022

Work Order Item Number:	W2022041900363-2065455
Filing Number:	20222262942
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	4/19/2022 8:33:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0087172005-1 **Entity Name:** Namliong SkyCosmos, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent

INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Business Entity - Filing Acknowledgement 04/20/2022 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2022041900363 - 2065455 20222262942 Amendment After Issuance of Stock 4/19/2022 8:33:00 AM 3 Indexed Entity Information: Entity ID: E0087172005 - 1 Entity Status: Active Entity Name: Namliong SkyCosmos, Inc. Expiration Date: None Commercial Registered Agent INCORP SERVICES, INC. 3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E0087172005 - 1 Filing Number 20222262942 Filed On 4/19/2022 8:33:00 AM Number of Pages 3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City , Nevada 89701 - 4201 (775) 684 - 5708 Website: www .nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment ( Pu Rs u ANT TO NRs 78 . 380 & 78 . 38sn 8 . 39o ) Certificate to Accompany Restated Articles or Amended and Restated Articles (Pu Rs u ANT TO NRs 78.4 03) Officer's Statement PuRsuANr TO NRs 80 .0 30 . Effective Date and ime: (Optional) Date: Time: (must not be later than 90 days after the certificate i s filed) . Information Being hanged: (Domestic orporat i ons only) Changes to takes the follow i ng effect: The entity name has been amended . r - , The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) The purpose of the ent i ty has been amended . L....J The authorized shares have been amended. The directors , managers or general partners have been amended . ,......, IRS tax language has been added. Articles have been added . Articles have been deleted . Other . The articles have been amended as follows : (provide article numbers , if available) A new article 11 has been added. Please see attachment. (attach add it iona l page(s) i f necessary) . Signature: Required) [ctl ief Executive Officer Signature of Off ic er or1utho ized Signer Title Signature of Officer or Author i zed Signer Title *I f any proposed amendment would alter or change any preference or any relative or other right given to any class or ser i es of outstand i ng shares , then the amendment must be approved by the vote , i n add i tion to the affirmative vote otherw i se required , of the holders of shares representing a majority of the vot i ng power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additiona l page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Rev i sed : 1 / 1/2019

Filed in the Office of Secretary of State State Of Nevada Business Number E0087172005 - 1 Filing Number 20222262942 Filed On 4/19/2022 8:33:00 AM Number of Pages 3

ST A TE OF NEV ADA CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION Kreido Biofuels , Inc . (the " Corporation") , a corporation organized and exi s ting under and by virtue of the Nevada Revised Statutes of the State of Nevada , does hereby certify : FIRST : That the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by amending and restating Article I to read as follows : The name of the Corporation is Namliong SkyCosmos, Inc . SECOND : That the Amended and Restated Articles of Incorporation of the Corporation 1 s hereby amended b y adding a new Article Eleventh which shall read as follows : ELEVENTH : This corpora tion hereby expressly elects not to be governed by : (i) NRS Sections 78 . 41 I to 78 . 444 , inclusive of the Nevada Revised Statutes relating to combinations with interested stockholders and any and all successor statutes ; and (ii) NRS Sections 78 . 378 to 78 . 3792 , inclusive , of the Nevada Revised Statutes, restricting the ability of control shareholders to v ote their share s under certain circumstances and any and all successor statutes . FOURTH : The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power , or such greater proportion of the voting power as required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 85 . 4% . IN WITNESS WHEREOF , said corporation has caused this certificate to be signed this _!!_th day of April , 2022 . By: l s / Chung Pin HSIAO Chung Pin HSIAO Chief Executive Officer